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                                                                    Exhibit 4(e)


                           OMNIBUS AMENDMENT NO. 1 AND
                           ---------------------------
                       AMENDMENT NO. 1 TO CREDIT AGREEMENT
                       -----------------------------------

                  OMNIBUS AMENDMENT NO. 1 AND AMENDMENT NO. 1, dated as of February 4, 2000, to the Credit Agreement, dated as of January 27, 2000 (the "CREDIT AGREEMENT"), among (a) REGENT BROADCASTING, INC., a Delaware corporation (the "BORROWER"), (b) REGENT COMMUNICATIONS, INC., a Delaware corporation (the "PARENT COMPANY" and, together with the Borrower, collectively, the "PRINCIPAL COMPANIES" and, singly, a "PRINCIPAL COMPANY"), (c) the several financial institutions from time to time party to the Credit Agreement as lenders thereunder ("LENDERS"), and (d) FLEET NATIONAL BANK, as Administrative Agent for the Lenders (the "ADMINISTRATIVE AGENT"), FLEET NATIONAL BANK, as Issuing Lender, GE CAPITAL COMMERCIAL FINANCE, INC., as Syndication Agent for the Lenders, and DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Documentation Agent for the Lenders.

                                    RECITALS
                                    --------

                  The Borrower, the Parent Company, the Lenders and the Administrative Agent have agreed to amend certain of the provisions contained in the Loan Documents and the Credit Agreement, all as set forth in or required by this Omnibus Amendment No. 1 and Amendment No. 1 ("THIS AGREEMENT").

                  Accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         SECTION 1.1. DEFINITIONS IN CREDIT AGREEMENT. Unless otherwise defined herein, terms defined in the Credit Agreement (as amended hereby) are used herein as therein defined.


                                   ARTICLE II

                             AMENDMENTS AND WAIVERS
                             ----------------------

         Effective on and as of February 4, 2000 ("EFFECTIVE DATE"), and subject always in any event to the provisions of ARTICLE III hereof:

         SECTION 2.1. AMENDMENT TO THE LOAN DOCUMENTS. For each of the Loan Documents, any and all references to "GE Capital Commercial Finance, Inc." shall be

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deemed to be references to "General Electric Capital Corporation". Each of the
Loan Documents is hereby further amended MUTATIS MUTANDIS as appropriate to reflect the correct name for General Electric Capital Corporation.

         SECTION 2.2. NEW DEFINED TERMS. SECTION 1.1 of the Credit Agreement is hereby further amended by adding thereto each of the following new defined terms:

                    "AMENDMENT NO. 1" means Omnibus Amendment No. 1 and
               Amendment No. 1 to Credit Agreement, dated as of February 4, 2000, among the Borrower, the Parent Company, the Lenders and the Administrative Agent, and upon the terms of which each of the parties hereto has agreed to amend this Agreement.

                    "AMENDMENT NO. 1 EFFECTIVE DATE" means February 4, 2000, the so-called "Effective Date" of Omnibus Amendment No. 1 and Amendment No. 1 to Credit Agreement.

         SECTION 2.3. AMENDMENT OF SECTION 2.1(a). SECTION 2.1(a) of the Credit Agreement is amended by amending and restating subsection (a) to read in its entirety as follows:

                  "(a) THE REVOLVING LOANS. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Loans to the Borrower from time to time on any Business Day during the period from the Closing Date to the Revolving Commitment Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment less such Lender's pro rata share of the aggregate amount of all of the outstanding Letter of Credit Obligations, and in a combined amount for all Lenders not to exceed at any time outstanding $125,000,000; PROVIDED, HOWEVER, that, immediately after giving effect to any Borrowing of Revolving Loans, the SUM of the aggregate principal amount of all of the outstanding Revolving Loans, PLUS the aggregate amount of all of the outstanding Letter of Credit Obligations shall not exceed the Aggregate Revolving Commitment then in effect. Within such limits, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans under this
         SECTION 2.1(a), prepay Revolving Loans pursuant to SECTION 2.6, 2.7(a) or 2.7(d) and reborrow Revolving Loans pursuant to this SECTION 2.1(a)."

         SECTION 2.4. AMENDMENT OF SECTION 2.4(a). SECTION 2.4(a) of the Credit Agreement is amended by amending and restating the proviso to read in its entirety as follows:

         "PROVIDED, HOWEVER, that, if any Borrowing comprised of Eurodollar Loans shall have been reduced, by payment, prepayment or conversion, to an amount that is less than $500,000 then the Eurodollar Loans comprising such Borrowing shall automatically convert into Base Rate Loans on the last day of the then-current Interest Period relating thereto."

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         SECTION 2.5. AMENDMENT OF SECTION 3.1. SECTION 3.1 of the Credit
Agreement is amended by

         (a) amending and restating subsection (a) to read in its entirety as follows:

                           "(a) On the terms and conditions set forth herein (i)
                  the Issuing Lender agrees (A) from time to time, on any Business Day during the period from the Closing Date to the date which is thirty (30) days prior to the Maturity Date to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with SECTIONS 3.2(b) and SECTION 3.2(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; PROVIDED, HOWEVER, that the Issuing Lender shall not issue or extend any Letter of Credit if as of the date of, and immediately after giving effect to, the issuance or extension of such Letter of Credit:
                  (1) there shall be continuing any Event of Default of which the Issuing Lender shall have received written notice from the Principal Companies or the Administrative Agent; (2) the aggregate amount of all Letter of Credit Obligations, PLUS the aggregate principal amount of all Revolving Loans, shall exceed the Aggregate Revolving Commitment then in effect; (3) the Letter of Credit Obligations shall exceed the Letter of Credit Commitment then in effect; or (4) the expiry date of any requested Letter of Credit is later than the Maturity Date."

         and (b) amending and restating clause (b)(iii) to read in its entirety as follows:

                           "(iii) the expiry date of any requested Letter of
                  Credit is more than one (1) year after the date of issuance, unless the Required Lenders and the Issuing Lender have approved such expiry date in writing;"

         SECTION 2.6. AMENDMENT OF SECTION 5.2.8. SECTION 5.2.8 of the Credit Agreement is amended by deleting the date "February 15, 1999" therein and replacing it with the date "February 15, 2000".

         SECTION 2.7. AMENDMENT OF SECTION 8.1(c). SECTION 8.1 of the Credit Agreement is amended by

         (a) amending and restating the first sentence therein to read in its entirety as follows:

                  "Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Lender (which copies will be distributed by the Administrative Agent to each Lender):"

         and (b) amending and restating subsection (c) to read in its entirety as follows:

                  "(c) as soon as available, but not later than 30 days after the end of each calendar month, financial information regarding the results of the

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         operations of the Parent Company and its Subsidiaries, such financial information to include (i) a consolidated financial summary of revenues, operating expenses, broadcast cash flow and net income or loss on a monthly and year-to-date basis (with a comparison of actual results to prior year and budget results), (ii) a financial summary of revenues, operating expenses, broadcast cash flow and net income or loss on a monthly and year-to-date basis by each individual Market (with a comparison of actual results to prior year and budget results), and (iii) any other information that the Administrative Agent shall from time to time request; and"

         SECTION 2.8. AMENDMENT OF SECTION 12.1(d)(v). SECTION 12.1(d)(v) of the Credit Agreement is amended by amending and restating clause (v) to read in its entirety as follows:

                  "(v) amend, terminate or waive any obligations of the Lenders relating to the purchase of participations in Letters of Credit as provided in ARTICLE III, without the consent of each of the Administrative Agent, the Issuing Lender and each Lender."

                                   ARTICLE III

                              CONDITIONS PRECEDENT
                              --------------------

         Each of the amendments to the Loan Documents and the Credit Agreement set forth in ARTICLE II of this Agreement shall be effective and in full force and effect on and as of and from and after the Effective Date, PROVIDED that each of the following conditions precedent shall first be satisfied:

         SECTION 3.1. AMENDMENT DOCUMENT. The Administrative Agent shall have received counterparts of this Agreement duly executed by each of the Borrower, the Parent Company, and also by each of the Lenders.

         SECTION 3.2. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and the Parent Company pursuant to this Agreement shall be true and correct in all material respects on and as of the Effective Date with the same full force and effect as if made and repeated on and as of such date.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                    -----------------------------------------

         Each of the Borrower and the Parent Company represents and warrants to and covenants with the Administrative Agent and the Lenders as follows:

         SECTION 4.1. REPRESENTATIONS IN LOAN DOCUMENTS. Each of the representations and warranties made by or on behalf of each of the Principal Companies to the Administrative Agent and the Lenders in the Loan Documents was

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true and correct in all material respects when made and is true and correct in all material respects on and as of the date hereof, EXCEPT (a) as affected by the consummation of the transactions contemplated by the Loan Documents (including this Agreement), and (b) to the extent that any such representation or warranty relates by its express terms solely to a prior date.

         SECTION 4.2. CORPORATE AUTHORITY, ETC. The execution and delivery by each Principal Company of this Agreement, and the performance by each Principal Company of its agreements and obligations under this Agreement, have been duly and properly authorized by all necessary corporate or other action on the part of each of the Principal Companies, and do not and will not conflict with, result in any violation of, or constitute any default under, (a) any provision of any Governing Document of any Principal Company, (b) any Contractual Obligation of any Principal Company, or (c) any Applicable Law.

         SECTION 4.3. VALIDITY, ETC. This Agreement has been duly executed and delivered by each Principal Company and constitutes the legal, valid and binding obligation of each Principal Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles. Each of the Principal Companies hereby ratifies and confirms in all respects all of the Obligations as modified hereby.

         SECTION 4.4. NO DEFAULTS. After giving effect to this Agreement, no Defaults or Events of Default are continuing under the Credit Agreement or any of the other Loan Documents.

                                    ARTICLE V

                        PROVISIONS OF GENERAL APPLICATION

         SECTION 5.1. NO OTHER CHANGES. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents, and all rights and remedies of the Administrative Agent and the Lenders thereunder, shall remain unaltered.

         SECTION 5.2. OTHER PROVISIONS. This Agreement is a Loan Document for all purposes of the Credit Agreement and each of the other Loan Documents. This Agreement and the rights and obligations hereunder of each of the parties hereto shall in all respects be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
OMNIBUS AMENDMENT NO. 1 AND AMENDMENT NO. 1 TO CREDIT AGREEMENT to be executed and delivered by their respective authorized officers under seal as of the date first above written.


                                     THE PARENT COMPANY:
                                     -------------------

                                     REGENT COMMUNICATIONS,
                                     INC., as the Parent Company and
                                     a Guarantor


                                     By:  /s/ ANTHONY A. VASCONCELLOS
                                        ----------------------------------------
                                            Name:    Anthony A. Vasconcellos
                                            Title:   Vice President and
                                                     Chief Financial Officer

                                     THE BORROWER:
                                     -------------

                                     REGENT BROADCASTING,
                                     INC., as Borrower

                                     By:  /s/ ANTHONY A. VASCONCELLOS
                                        ----------------------------------------
                                            Name:    Anthony A. Vasconcellos
                                            Title:   Vice President and
                                                     Chief Financial Officer

                                     THE ADMINISTRATIVE AGENT:
                                     -------------------------

                                     FLEET NATIONAL BANK, as
                                     Administrative Agent


                                     By:  /s/ ROBERT F. MILORDI
                                        ----------------------------------------
                                            Name:    Robert F. Milordi
                                            Title:   Managing Director


                                     THE LENDERS:
                                     ------------

                                     FLEET NATIONAL BANK, as
                                     the Issuing Lender and a Lender

                                     By:  /s/ ROBERT F. MILORDI
                                        ----------------------------------------
                                            Name:    Robert F. Milordi
                                            Title:   Managing Director